Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERJEX RAISES $1.9 MILLION THROUGH PRIVATE PLACEMENT OF

COMMON STOCK AT A NET ISSUANCE PRICE OF $0.99 PER SHARE

SAN ANTONIO, Texas (April 4, 2011) – EnerJex Resources, Inc. (OTCBB: ENRJ) (“EnerJex”, or the “Company”), a domestic onshore oil company, announced today that it completed two transactions concurrently on March 31, 2011 in which the Company sold 5,676,644 shares of common stock at $0.60 per share and repurchased 3,750,000 shares of common stock at $0.40 per share.

These transactions resulted in 1,926,644 net shares being issued for net proceeds to EnerJex of $1,905,990, resulting in a net issuance price of $0.99 per share. As part of the transaction, the Company issued to investors common stock purchase warrants for the purchase, in the aggregate, of 2,838,322 shares of common stock. The warrants have a cash strike price of $0.90 and expire at the end of 2011.

EnerJex’s CEO, Robert Watson, Jr., commented, “Today’s announcement is a testament to our focus on per-share value creation. We capitalized on a unique opportunity to repurchase stock at what we believe is a very attractive price, and we brought in some additional capital to accelerate the development of our oil assets. The Company has enough cash on hand to execute a drilling program in 2011 aimed to aggressively grow oil production in the current price environment.”

About EnerJex Resources, Inc.

EnerJex is a pure-play domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to explore, develop, produce and acquire oil properties onshore in the United States. Additional information is available on the Company’s website at www.enerjexresources.com.

Forward-Looking Statements

This press release and the materials referenced herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex’s current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from those transactions, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: market conditions; the ability of EnerJex to obtain financing for continued drilling; continued production of oil at historical rates; costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and newly acquired employees; price of oil; marketing and sales of produced minerals; risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition;

general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex’s production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

Robert Watson, Jr., CEO

EnerJex Resources, Inc.

(210) 451-5545